Exhibit 23.1
Consent of Linder & Linder, independent registered public accounting firm


To the Board of Directors and Stockholders
APO Health, Inc.
Oceanside, New York

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement to be filed on or about April 6, 2006 our annual report dated December 2, 2005 relating to the consolidated financial statements of APO Health, Inc. as of September 30, 2005 and 2004 and for the years ended September 30, 2005, 2004 and 2003.


                                            /s/ Linder & Linder
                                            -------------------
                                            Linder & Linder
                                            Certified Public Accountants


Dix Hills, New York
April 6, 2006


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